Exhibit 10.1

SHARE SWAP AGREEMENT

This Share Swap Agreement ("Agreement") is executed on this 6th day of April, 2026 ("Effective Date").

BETWEEN

Blue Cloud Softech Solutions Limited, a company incorporated on 28th August, 1991 under the Companies Act, 1956 (CIN: L72200TG1991PLC013135) and having its registered office at Plot No. 38, 5th Floor, Software Units Layout, Hitech City, Madhapur, Hyderabad, Shaikpet, Telangana, India – 500081 (hereinafter referred to as the "Acquirer");

AND

The shareholders of Global Impx Inc, a company incorporated on 23rd May, 2025 under the laws of the State of Delaware, United States of America, having its registered office at 131 Continental Drive, Suite 305, in the City of Newark, County of New Castle, Zip Code 19713 (hereinafter referred to as "GIX"), namely:

•	ConnectM Technology Solutions, Inc

•	AstraBridge Inc

(ConnectM Technology Solutions, Inc and AstraBridge Inc are collectively referred to as the "Transferors", and together with the Acquirer, the "Parties").

RECITALS

A. GIX is a company incorporated under the laws of the State of Delaware, USA, and is engaged in the business of global trade and impex services.

B. The Transferors are the legal and beneficial owners of the entire issued and paid-up equity share capital of GIX, comprising 21,25,00,000 (Twenty-One Crore Twenty-Five Lakhs) equity shares ("GIX Exchange Shares").

C. The Acquirer is a listed public company incorporated under the Companies Act, 1956, listed on BSE Limited.

D. The Parties have agreed to effect a share swap transaction whereby the Transferors shall transfer the GIX Exchange Shares to the Acquirer, and in consideration thereof, the Acquirer shall issue and allot equity shares of the Acquirer to the Transferors on a preferential basis, subject to the terms and conditions of this Agreement and applicable law.

NOW, THEREFORE

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. SHARE SWAP TRANSACTION

1.1 Transfer of GIX Exchange Shares. Subject to the terms and conditions of this Agreement, each Transferor agrees to sell, assign, transfer, and deliver to the Acquirer, free and clear of all encumbrances, their respective portion of the GIX Exchange Shares, as set out below:

•	ConnectM Technology Solutions, Inc: 20,00,00,000 equity shares of GIX

•	AstraBridge Inc: 1,25,00,000 equity shares of GIX

•	Total GIX Exchange Shares: 21,25,00,000 (Twenty-One Crore Twenty-Five Lakhs) equity shares

1.2 Consideration – Preferential Allotment by Acquirer. In consideration of the transfer of the GIX Exchange Shares by the Transferors, the Acquirer shall, subject to requisite regulatory and shareholder approvals, issue and allot 17,00,00,000 (Seventeen Crore) equity shares of the Acquirer on a preferential basis ("BCSSL Consideration Shares") to the Transferors as follows:

•	ConnectM Technology Solutions, Inc – 16,00,00,000 (Sixteen Crore) equity shares of the Acquirer

•	AstraBridge Inc – 1,00,00,000 (One Crore) equity shares of the Acquirer

The preferential issue is made to the Transferors in their capacity as public shareholders of the Acquirer, in accordance with the SEBI (Issue of Capital and Disclosure Requirements) Regulations, 2018 ("SEBI ICDR Regulations").

1.3 Floor Price and Relevant Date. The Relevant Date for the purpose of the preferential issue, as defined under the SEBI ICDR Regulations, is April 02, 2026. The floor price per equity share of the Acquirer, as determined by the Registered Valuer's report dated April 06, 2026 (Mr. A.N. Gawade, IBBI/RV/05/2019/10746), is ₹21.93/- per share, being the higher of the 90-day and 10-day volume weighted average prices preceding the Relevant Date.

1.4 Effect of Share Swap. Upon completion of the share swap transaction contemplated herein:

•	(a) GIX shall become a wholly owned subsidiary of the Acquirer.

•	(b) The subsidiaries and step-down subsidiaries of GIX i.e., ConnectM Technology Solutions Private Limited, Geo Impex & Logistics Private Limited, Cambridge Energy Resources Private Limited, CER Microgrids Private Limited and CER Rooftop Private Limited will become the step-down subsidiaries of BCSSL.

•	(c) The Transferors shall hold the BCSSL Consideration Shares subject to the lock-in requirements prescribed under Clause 2 of this Agreement.

2. BCSSL CONSIDERATION SHARES

2.1 Ranking. The BCSSL Consideration Shares issued pursuant to this Agreement shall rank pari passu with the existing equity shares of the Acquirer in all respects, including rights to dividend, voting, and distribution of assets upon winding up.

2.2 Lock-in. The BCSSL Consideration Shares shall be subject to a lock-in period of six (6) months from the date of trading approval, in accordance with Regulation 167 of the SEBI ICDR Regulations, and such other applicable provisions as may be in force at the time of allotment. The Transferors shall not sell, transfer, pledge, or otherwise encumber the BCSSL Consideration Shares during the applicable lock-in period.

2.3 Post-Issue Shareholding. The post-issue shareholding of the Transferors in the Acquirer is set out in Schedule A appended hereto.

3. CONDITIONS PRECEDENT

The obligations of the Parties under this Agreement are conditional upon:

•	(a) Approval of the Board of Directors and shareholders of the Acquirer for the preferential allotment of the BCSSL Consideration Shares, as required under the Companies Act, 2013 and the SEBI ICDR Regulations;

•	(b) In-principle approval from BSE Limited for the issuance of the BCSSL Consideration Shares;

•	(c) Execution and delivery of all transfer instruments, board resolutions, and documents required to complete the transfer of GIX Exchange Shares to the Acquirer.

Further, since the transaction falls under the 100% automatic route, no approval is required from the Reserve Bank of India under the Foreign Exchange Management Act, 1999 regulations for undertaking this transaction.

4. CLOSING

4.1 Closing Date. Closing shall occur within such time as may be agreed between the Parties and as permitted under applicable law and regulatory requirements, following satisfaction or waiver of all Conditions Precedent set out in Clause 3.

4.2 Closing Obligations of the Transferors. At Closing, each Transferor shall deliver to the Acquirer:

•	(a) Duly executed stock transfer forms or equivalent instruments of transfer for the GIX Exchange Shares;

•	(b) Original share certificates (if any) representing the GIX Exchange Shares; and

•	(c) Such other documents as the Acquirer may reasonably require to give effect to the transfer.

4.3 Closing Obligations of the Acquirer. At Closing, the Acquirer shall:

•	(a) Issue and allot the BCSSL Consideration Shares to the respective Transferors in the proportions set out in Clause 1.2;

•	(b) File necessary returns and intimations with BSE Limited and the Registrar of Companies; and

•	(c) Ensure that the BCSSL Consideration Shares are credited to the demat accounts of the respective Transferors within the timelines prescribed under applicable law.

5. NO SPECIAL RIGHTS

Nothing contained in this Agreement shall be construed as granting any special management, control, veto, nomination, or affirmative rights to any Transferor, beyond those available to any public shareholder of the Acquirer under applicable law. The Transferors shall have no right to appoint any director or nominee to the Board of Directors of the Acquirer by virtue of this Agreement.

6. REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Parties as on the Effective Date that:

•	(a) it is duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation;

•	(b) it has the requisite power and authority to enter into, execute, and perform its obligations under this Agreement;

•	(c) the execution, delivery, and performance of this Agreement does not violate any applicable law, regulation, or order binding upon it;

•	(d) this Agreement constitutes a legal, valid, and binding obligation of the Party, enforceable in accordance with its terms; and

•	(e) in the case of the Transferors, each Transferor is the legal and beneficial owner of the GIX Exchange Shares being transferred by it, which are free and clear of all encumbrances, liens, and third-party claims.

7. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of India. Any disputes arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the courts at Hyderabad, Telangana.

8. MISCELLANEOUS

8.1 Entire Agreement. This Agreement, together with its Schedule, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, and understandings.

8.2 Amendments. No amendment or modification of this Agreement shall be valid unless made in writing and duly executed by all Parties.

8.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

8.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF

the Parties have executed this Share Swap Agreement on the date first written above.

For Blue Cloud Softech Solutions Limited (Acquirer) /s/ Vinod Babu Bollikonda Authorized Signatory Name: Vinod Babu Bollikonda Designation: Managing Director DIN: 02015043	Global Impx Inc /s/ Mahesh Choudhury Authorised Signatory Name: Mahesh Choudhury Designation: President
For ConnectM Technology Solutions, Inc /s/ Bhaskar C. Panigrahi Authorised Signatory Name: Bhaskar C Panigrahi Designation: Chairman	For AstraBridge Inc /s/ Suneetha Reddy Authorized Signatory Name: Suneetha Reddy Designation: President

SCHEDULE A

POST-ISSUE SHAREHOLDING IN BLUE CLOUD SOFTECH SOLUTIONS LTD

(Pursuant to Clause 2.3 of the Share Swap Agreement dated April 06, 2026)

		Pre-Issue Shareholding		Post-Issue Shareholding		Lock-in Period
Proposed Allottee	Category	No. of Shares	%	No. of Shares	%*
ConnectM Technology Solutions, Inc.	Public	Nil	—	16,00,00,000	17.33%	6 months
AstraBridge Inc	Public	Nil	—	1,00,00,000	1.08%	6 months
Total		Nil	—	17,00,00,000	18.41%

* Percentages are calculated on total post-issue paid-up equity share capital of 92,30,81,600 equity shares of ₹1/- each, comprising 75,30,81,600 existing shares and 17,00,00,000 shares issued pursuant to this share swap.

† Lock-in period of 6 (six) months from the date of trading approval as per Regulation 167 of the SEBI (ICDR) Regulations, 2018.

‡ The Relevant Date for the preferential issue is April 02, 2026. The floor price per share is ₹21.93/- as determined by the Registered Valuer's report dated April 06, 2026 (Mr. A.N. Gawade, IBBI/RV/05/2019/10746).